March 30, 2016
Dear Shareholder,
2015 saw the achievement of important strategic and operating milestones for both our businesses. I wanted to share with you these achievements and also to provide you with a clear understanding of our strategic objectives for 2016 and beyond.
NOVAVISION
In June 2015 NovaVision launched its Internet-delivered therapy suite in the US. Novavision’s VRT had hitherto been, in effect, a prototype with a delivery and service model too costly to be affordable and scalable. NovaVision’s development strategy has been to reduce the cost of therapy delivery and make it more efficient and therefore scalable, migrating therapy delivery from provided-hardware to Internet-delivered onto patients' computers; and to broaden patient benefits by adding its new NeuroEyeCoach compensation therapy to complement the VRT restoration therapy in a Therapy Suite. With the completion of this development we were able to achieve a price reduction for patients of 65%, from $2,500 for a six-month course of VRT alone to $900 for VRT and NeuroEyeCoach together, and were finally in a position to deliver our therapies to the large numbers of people who suffer vision loss as a result of neurological brain damage as a cost effective and complete therapy solution.
NovaVision has indentified a four-part route-to-market strategy aimed at patients and professionals, comprising: direct-to-patient; rehabilitation centers and clinics; stroke associations and support groups; and physicians. Given the company’s limited resources, and the fact that historically over 50% of patients came through the Internet, in August NovaVision launched a new website, www.novavision.com, as the core of a lead-driven inbound and outbound marketing strategy.
In early December we launched the European versions of the Therapy Suite, in English and German, at the 3rd European Congress of NeuroRehabilitation (ECNR) in Vienna, Austria. Europe is an important potential market for NovaVision with over 1.1 million new strokes and about 1 million hospitalized brain injury cases every year, up to 30% of which may suffer a vision disorder, which we address through our offices in Magdeburg, Germany and Aberdeen, UK. The new English/German website www.novavision.de was launched in January and the UK website www.sightscience.com was launched in March. Our route-to-market strategy in Europe is similar to that in the US, although in Germany we work closely with an established network of over 30 clinics and centers, that have reacted well to the reduced price and broader patient benefit of the Therapy Suite.
An important aspect of our four-part route-to-market strategy are the rehabilitation centers and clinics. During 2015 NovaVision expanded its agreement with HealthSouth, one of the nation’s largest providers of post-acute healthcare services, to make available its NeuroEyeCoach Professional Center therapy program to participating HealthSouth hospitals, following a three-month trial of the therapy in two locations. In late 2014, the company previously announced its agreement with HealthSouth to offer its VIDIT device, the diagnostic component of VRT, to its network of 100+ rehabilitation centers in the U.S. Following initial pilot marketing, HealthSouth requested a Professional Center model combining VIDIT and NeuroEyeCoach in one device. We have therefore developed a new model to address this need, and which will be able to deliver additional future NovaVision products or therapies; the new Professional Center model will be released during 2016.
NovaVision’s patients are the most important facet of the NovaVision business, and it is always wonderful to hear the many successful patient stories. During 2015, former patient Carole Urban was interviewed on a number of radio station programs (KSBT Radio FM 91.5 It’s Your Health, WYPL 89.3 FM Memphis TN Eye On Vision and WLBY 1290 on the Ann Arbor's Business Talk Radio The Lucy Ann Lance Radio Show) discussing her first-hand experience with VRT. Carole had lost her sight as a result of brain damage incurred from a motorcycle accident. Carol noted in the interviews that she and her sister researched her options and that NovaVision’s VRT was the only vision therapy they could find. Despite the skepticism of her physician, she says her vision was restored to 90% as a result of using it for six months. Our website (http://www.novavision.com/vrt-patient-testimonials/) carries Carole’s story as well as the many real-life stories of our many patients who have regained their ability to carry out daily life activities after using NovaVision’s therapies.
VYCOR MEDICAL - VBAS
2015 was an important year for the publication of significant independent clinical studies on Vycor’s ViewSite Brain Access System, or VBAS. A total of seven papers were published or presented during 2015, of which five were published in peer reviewed journals. The 2015 papers expanded the body of clinical evidence supporting the surgical attributes and benefits of VBAS in a number of important ways:
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Expanded the range of types of procedure, such as its usefulness for the military.
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Continued confirmation of broad compatibility with neurosurgical 3rd party technologies, such as the Karl Storz exoscope visualization device.
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The provision of concrete clinical evidence as to how the use of VBAS can reduce surgery time through reduced surgical invasiveness, and reduce post-surgery recovery time; both key factors for the reduction of overall hospital cost.
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Expanded the international clinical acceptance of VBAS with studies being published in China, Japan, Mexico and Taiwan.
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Further evidence of reduction of tissue trauma and improved patient outcomes, as well as improved visualization and working space for the surgeon.
This type of high quality clinical data is key in evidencing the clinical superiority of VBAS, which in turn drives its surgeon adoption and therefore revenues. There have now been nine peer-reviewed studies published on VBAS and four other papers published or presented evidencing its clinical advantages; this build up of quality independent clinical data will over time ensure that VBAS becomes the standard of care for brain retraction and access.
We are also in the process of reorganizing our US distribution to ensure we have high quality sales reps on the ground and expand our coverage of and penetration into hospitals nationwide. To this end we have added 17 new sales reps to our US VBAS distribution infrastructure since Q3 of 2015.
Vycor is also focused on expanding the range of VBAS models and ways in which VBAS interfaces with developing surgical techniques. To this end, we acquired a portfolio of two US pending patents during 2015, and had an existing patent allowed, directed to novel neuro-navigation systems for neurosurgical access systems. This important patent purchase and allowance strengthens Vycor’s position in respect of its strategy to develop VBAS devices designed to be fully integrated with selected Image Guided Systems (IGS). Vycor also continues to build on its patent portfolio, and has filed an additional four new patents for VBAS-related technologies during 2015. In March 2016 Vycor launched its VBASMini, two new smaller models of its TC range. The VBASMini was developed in close collaboration with a leading neurosurgeon who had identified a need to develop a much smaller VBAS than those currently available to allow for less invasive surgery yet still enable the use of instruments. The VBASMini is largest clear device available that can fit through a burr hole yet still provides a large enough working channel to be useful in neurosurgery, and was designed to overcome the limitations of carrying out work through the likes of an endoscopic sheath. The smaller size also enables minimally invasive approaches to areas where existing retractors are too potentially invasive, such as the ventricles.
VYCOR GROUP
We have continued to reduce our operating loss before depreciation and amortization (or “Cash Burn”), which on a non-GAAP basis for the fourth quarter of 2015 was $256,000 as compared to $459,000 for the fourth quarter of 2014, a reduction of 44%, and are focused on increasing revenues while maintaining our low costs, with the objective of continuing to decrease our Cash Burn”.
Our entire team works daily to drive NovaVision and VBAS awareness and adoption. The advances we’ve made over recent years and those we anticipate are a direct result of the commitment and contributions of our scientific advisors, partners, employees, sales professionals, and all who add to our success. We are grateful for the continued support of our shareholders, as we remain optimistic about the future.

Sincerely,
Peter Zachariou
Chief Executive Officer

Safe Harbor Statement

Certain information contained in this letter constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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